Exhibit 5.1 CONYERS DILL & PEARMAN LIMITED Clarendon House, 2 Church Street Hamilton HM 11, Bermuda Mail: PO Box HM 666, Hamilton HM CX, Bermuda CONYERS T +l 441 2951422 conyers.com June 20, 2019 Matter No.:328554 Doc Ref: 15572178 441 299 4923 chris.garrod@conyersdill.com Assured Guaranty Ltd. 30 Woodbourne A venue Hamilton HM 08 Bermuda Dear Sirs, Re: Assured Guaranty Ltd. (the "Company") We have acted as special Bermuda legal counsel to the Company in connection with a registration statement on form S-8 to be filed with the Securities and Exchange Commission (the "Commission") on or about June 20, 2019 (the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the United States Securities Act of 1933, as amended, (the "Securities Act") of 250,000 common shares, par value $0.01 per share (the "Common Shares"), issuable pursuant to the Assured Guaranty Ltd. Employee Stock Purchase Plan as amended by the third amendment (the "Plan", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto). For the purposes of giving this opinion, we have examined copies of the Registration Statement and the Plan. We have also reviewed (i) the memorandum of association and the bye-laws of the Company, (ii) a copy of the minutes of a meeting of its directors held on February 27, 2019, (iii) a certification of board resolutions of the Company adopted in connection with the Plan, and (iv) a Form 8-K filed with the Commission on May 14, 2019 reporting the results of matters voted on at the May 8, 2019 annual general meeting of shareholders of the Company, including the shareholders' approval of the Plan (together, the "Resolutions") and such other documents and made such enquires as to questions of law as we have deemed necessary in order to render the opinionset forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) of all documents examined by us and the authenticity and completeness of the originals from which such copies were takerL (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention" (c) the accuracy and completeness of all factual representations made in the Registration Statement, the Plan and other documents reviewed by us, (d) that the Resolutions were passed at one or more duly convened, constifuted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, (e) that there is no provision of the law of any jurisdictiory other than Bermuda, which would have any implication in relation to the opinions expressed herein, (f) the validity and binding effect under the applicable governing laws, to the extent not Bermuda, of the Plan in accordance with its terms; (g) that, upon the issue of any Common Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereot (h) that on the date of issuance of any of the Common Shares the Company will have sufficient authorised but unissued common shares, (i) that on the date of issuance of any award under the PlarU the Company will be able to pay its liabilities as they become due, (j) that the Company's shares will be listed on an appointed stock exchange, as defined in the Companies Act 1981, as amended, and the consent to the issue and free transfer of the Common Shares given by the Bermuda Monetary Authority dated 16 fanuary 2004,7 April 2004, and 20 April 2004 will not have been revoked or amended at the time of issuance of any Common Shares. We express no opinion with respect to the issuance of shares pursuant to any provision of the Plan that purports to obligate the Company to issue shares following the commencement of a winding up or liquidation. We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purPoses of the filing of the Registration Statement and the issuance of the Common Shares by the Company pursuant to the Plan and is not to be relied upon in respect of any other matter. On the basis of, and subject to, the foregoing, we are of the opinion that: 1.. The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda). conyers.com

2. When issued and paid for in accordance with the terms of the Plan, the Common Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares). We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder. Yours faithfully, /s/ Conyers Dill & Pearman Limited Conyers Dill & Pearman Limited conyers.com